September 18, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Credex Corporation, pertaining to our firm included under Item 4.01 of Form 8-K dated September 15, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP